                                                                 Exhibit (j)(1)

                               CONSENT OF COUNSEL

     We hereby consent to (i) the use of our name and to the reference to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in, Post-Effective Amendment No. 55 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Armada Funds; and (ii) the use and incorporation by reference in said Post-Effective Amendment No. 55 of our firm's opinion of counsel filed as Exhibit (i) to Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Armada Funds.



                         /S/ DRINKER BIDDLE & REATH LLP
                         ------------------------------
                           DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
December 29, 2000